Exhibit 10.18

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the “Agreement”), dated as of October 20, 2010, is given by Alarm Funding, LLC, a Delaware limited liability company (“Pledgor”), the owner of the equity interests in CastleRock Security Holdings, Inc., a Delaware corporation (“Company”) as more fully described on Schedule A, and SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as agent for Lenders (“Secured Party” or “Agent”).

WHEREAS, pursuant to that certain Credit Agreement dated as of May 25, 2007, as amended, by and among Pledgor, (Pledgor, together with Company pursuant to the terms of that certain Borrower Joinder and Assumption Agreement of Company dated as of the date hereof, “Borrower”), lenders now or hereafter party thereto (“Lenders”), and Secured Party (as further amended, restated, modified, or supplemented from time to time, the “Credit Agreement”), Secured Party and Lenders agreed to provide certain loans and other financial accommodations to Borrower;

WHEREAS, pursuant to and in consideration of the Credit Agreement, all of the issued and outstanding and other ownership interests (collectively, “Ownership Interests”) of Pledgor in Company are to be pledged to Secured Party in accordance herewith;

WHEREAS, Pledgor owns the issued and outstanding Ownership Interests of Company as set forth on Schedule A; and

WHEREAS, as a condition to induce Secured Party and Lenders to continue the Loans under the Credit Agreement, waive certain Events of Default and consent to the acquisition of Company by Borrower, Pledgor hereby makes this Agreement in favor of Secured Party, for the benefit of Lenders.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.            Defined Terms.

(a)           Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Credit Agreement.  Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in Article 8 and Article 9 of the Uniform Commercial Code as enacted in New York as amended from time to time (the “Code”).  As used herein, “including” is not a word of limitation and means “including without limitation”; “hereof,” “herein,” and words of similar import refer to this Agreement as a whole; and, the plural includes the singular and vice versa.

(b)           “Pledged Collateral” shall mean and include the following:  (i) the Ownership Interests listed on Schedule A, all other Ownership Interests in Company owned or held by Pledgor at any time and any and all other Ownership Interests hereafter pledged by Pledgor to Secured Party, and (ii) all rights and privileges pertaining thereto, including all voting and other consensual rights, present and future dividends, distributions, and other Ownership

Interests receivable in respect of or in exchange for any of the foregoing, all present and future rights under operating agreements, and other similar agreements relating to Company, all present and future rights to subscribe for Ownership Interests incident to or arising from ownership of any of the foregoing together with all present and future cash, interest, stock and other dividends or distributions paid or payable on any of the foregoing, and all present and future books and records (whether paper, electronic or any other medium) pertaining to any of the foregoing, including all stock record and transfer books, and (iii) whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code.

(c)           “Debt” shall mean and include the following:  (i) all now existing and hereafter arising Obligations of Borrower to Agent, Lenders, or any of their respective Affiliates or subsidiaries, under the Credit Documents, including all obligations, liabilities and indebtedness, whether for principal, interest, fees, expenses or otherwise, now existing or hereafter incurred under any Credit Document, together with any and all extensions, renewals, refinancings and refundings thereof in whole or in part (and including obligations, liabilities and indebtedness arising or accruing after the commencement of any Insolvency Proceeding with respect to Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Credit Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Credit Documents or are made in circumstances in which any condition to extension of credit is not satisfied); and (ii) any sums advanced by or owing to Agent or Lenders for any reason relating to any Credit Document, or any collateral relating thereto, or which may otherwise become due pursuant to the provisions of any Credit Document or pursuant to any other document or instrument at any time delivered to Agent in connection therewith, including origination, annual, agent or other fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, including for indemnification, for maintenance, preservation, protection or  enforcement of, or realization upon, the Pledged Collateral or other collateral security or any one or more guaranties, and for enforcement, collection or preservation of the rights of Secured Party, and regardless whether before or after default or the entry of any judgment.

2.            Grant of Security Interests.

(a)           To secure the payment and performance of all Debt, in full when due, whether at stated maturity, by acceleration or otherwise, Pledgor hereby grants to Secured Party a first priority security interest in and hereby pledges to Agent, in each case for the benefit of each Lender and Agent and any Affiliate of any Lender, all of Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to and under the Pledged Collateral whether now or hereafter existing and wherever located.

(b)           Upon the execution and delivery of this Agreement, Pledgor shall deliver to and deposit with Secured Party (or with a Person designated by Secured Party to hold the Pledged Collateral on behalf of Secured Party) in pledge, all stock, partnership, member and ownership certificates and other instruments evidencing the Pledged Collateral owned by

Pledgor, together with undated transfer powers in form and substance satisfactory to Secured Party, signed in blank by Pledgor.

3.            Further Assurances.

Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time upon reasonable request of Secured Party, Pledgor shall execute and deliver to Secured Party all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) which Secured Party may reasonably request, in form reasonably satisfactory to Secured Party, and take such other action which Secured Party may reasonably request, to perfect and continue perfected and to create and maintain the first priority status of Secured Party’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement.  Pledgor agrees that Secured Party may record any one or more financing, continuation or amendment statements pursuant to the Code in all jurisdictions in which such filing is deemed by the Secured Party to be necessary or desirable to perfect, preserve and protect its Liens with respect to the pledge and security interest herein granted.  Pledgor hereby irrevocably makes, constitutes and appoints Secured Party (and any of Secured Party’s officers or employees or agents designated by Secured Party) as Pledgor’s true and lawful attorney with the power to (i) sign the name of Pledgor on all or any documents, instruments and books and records which Secured Party determines must be executed, filed, recorded, registered or sent in order to perfect or continue perfected Secured Party’s security interest in the Pledged Collateral in any jurisdiction and to exercise any or all of its rights and remedies under this Agreement; and (ii) subject to Pledgor’s rights set forth in Section 20 hereof, vote any right or interest with respect to the Pledged Collateral.  Such power, being coupled with an interest, is irrevocable until all of the Debt has been paid in full and the Credit Agreement has terminated.

4.            Representations and Warranties.

Pledgor hereby represents and warrants to Secured Party as follows:

(a)           The Pledged Collateral does not include Margin Stock.  “Margin Stock” shall have the meaning ascribed to such term by Regulation U of the Board of Governors of the Federal Reserve System of the United States;

(b)           Pledgor has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time Pledgor acquires rights in such Pledged Collateral, will have and will continue to have) title to its Pledged Collateral, free and clear of all Liens, and is and will be, the sole holder of record and beneficial owner of the Pledged Collateral;

(c)           The Ownership Interests constituting the Pledged Collateral have been duly authorized and validly issued to Pledgor (as set forth on Schedule A) and are fully paid and nonassessable;

(d)           The Liens in the Pledged Collateral of Pledgor granted hereunder are valid, perfected and of first priority, subject to the Lien of no other Person;

(e)           Other than those restrictions applicable to the Pledged Collateral pursuant to that certain Contribution Agreement and that certain Right of First Refusal Agreement, both dated September 24, 2010, there are no restrictions upon the transfer of the Pledged Collateral of Pledgor and Pledgor has the power and authority, and unencumbered right to transfer the Pledged Collateral owned by Pledgor free of any Lien and without the necessity of obtaining the consent of any other Person;

(f)            Pledgor has all necessary power to execute, deliver and perform this Agreement;

(g)           There are no actions, suits or proceedings pending or, to Pledgor’s best knowledge after due inquiry, threatened against or affecting Pledgor with respect to Pledgor’s Pledged Collateral, at law or in equity or before or by any Official Body, and Pledgor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect Pledgor’s performance hereunder;

(h)           This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance;

(i)            Neither the execution or delivery by Pledgor of this Agreement nor the compliance with the terms and provisions hereof will violate any provision of any Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which Pledgor or any of its property is subject or any provision of any agreement, understanding or arrangement to which Pledgor is a party or by which Pledgor or any of its property is bound;

(j)            Pledgor’s exact legal name is as set forth on the signature page;

(k)           If applicable, the jurisdiction of incorporation or organization of Pledgor is as set forth on Schedule A; and

(l)            All rights of Pledgor in connection with its ownership of Company are evidenced and governed solely by the ownership certificates and Organizational Documents of Company, and no voting or other similar agreements are applicable to any of the Pledged Collateral or any of Pledgor’s rights with respect thereto; and, the Organizational Documents of Company contain no restrictions on the rights of the stockholders thereof other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of Company.

5.            General Covenants.

Pledgor hereby covenants and agrees as follows:

(a)           Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral of Pledgor; Pledgor shall be responsible for the risk or loss of, damage to, or destruction of the Pledged Collateral owned by Pledgor, unless such loss is the result of the gross negligence or willful misconduct of Secured Party or a breach of Section 8 by Secured Party.  Pledgor shall not change its jurisdiction of organization or merge with or into any entity without the prior written consent of Secured Party;

(b)           Pledgor shall appear in and defend any action or proceeding of which Pledgor is aware which could reasonably be expected to affect Pledgor’s title to, or Secured Party’s interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the prior written consent of Secured Party, Pledgor may settle such actions or proceedings with respect to the Pledged Collateral, which consent of Secured Party shall not be unreasonably withheld or delayed;

(c)           Pledgor shall, and shall cause Company to, keep separate, accurate and complete records of the Pledged Collateral of Pledgor, disclosing Secured Party’s Lien hereunder;

(d)           Pledgor shall comply with all Laws applicable to the Pledged Collateral of Pledgor unless any noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral of Pledgor or Secured Party’s rights hereunder;

(e)           Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral of Pledgor, except to the extent contested in good faith by appropriate proceedings;

(f)            Pledgor shall permit Secured Party, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral of Pledgor;

(g)           To the extent, following the date hereof, Pledgor acquires other Ownership Interests of Company or any of the rights, property or other Ownership Interests described in the definition of Pledged Collateral with respect to Company, all such rights, property or Ownership Interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to Secured Party; and, Pledgor thereupon, in confirmation thereof, shall deliver all such Ownership Interests together with an updated Schedule A, to Secured Party;

(h)           Except as expressly permitted by the Credit Agreement, during the term of this Agreement, Pledgor shall not sell, assign, replace, retire, transfer or otherwise dispose of Pledgor’s Pledged Collateral; and

(i)            Except as expressly permitted by the Credit Agreement in connection with the Equity Raise and/or the Equity Incentive Issuance, during the term of this Agreement, Pledgor shall not permit Company to issue any certificated ownership interest whatsoever, unless such interest is issued to Pledgor and delivered to Secured Party in accordance with the terms of this Agreement, or treat any uncertificated ownership interests as securities which are subject to Article 8 of the Code.

6.            Other Rights With Respect to Pledged Collateral.

(a)           In addition to the other rights with respect to the Pledged Collateral granted to Secured Party hereunder, at any time and from time to time, after and during the continuation of an Event of Default, Secured Party (personally or through an agent), at the expense of Pledgor, is hereby authorized and empowered to (i) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, (ii) exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, (iii) exercise voting and all other rights as a holder with respect thereto, (iv) collect and receive all dividends and other payments and distributions made thereon, (v) notify the parties obligated on any of the Pledged Collateral to make payment to Secured Party of any amounts due or to become due thereunder, (vi) endorse instruments in the name of Pledgor to allow collection of any of the Pledged Collateral, (vii) enforce collection of any of the Pledged Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (viii) sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral, (ix) otherwise act with respect to the Pledged Collateral as though Secured Party was the outright owner thereof, and (x) exercise any other rights or remedies Secured Party may have under the UCC or other applicable law.  Any sale shall be made at a public or private sale at Secured Party’s place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Secured Party may deem fair, and Secured Party may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption.  Each such sale shall be made to the highest bidder, but Secured Party reserves the right to reject any and all bids at such sale which, in its reasonable discretion, it shall deem inadequate.  Secured Party reserves the right to withdraw all or any part of the Pledged Collateral from such sale, or cancel or postpone such sale for any reason whatsoever.  Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.  PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AS THE PROXY AND ATTORNEY-IN-FACT FOR PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, (I) THE RIGHT TO TRANSFER AND REGISTER IN ITS NAME OR IN THE NAME OF ITS NOMINEE ON THE BOOKS OF THE COMPANY, THE WHOLE OR ANY PART OF THE PLEDGED COLLATERAL, (II) THE RIGHT TO VOTE THE OWNERSHIP INTERESTS, WITH FULL POWER OF SUBSTITUTION TO DO SO, (III) THE RIGHT TO RECEIVE AND COLLECT ANY DIVIDEND OR OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF OR IN EXCHANGE FOR THE PLEDGED COLLATERAL OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO ENDORSE ANY INSTRUMENT MADE PAYABLE TO SUCH PLEDGOR FOR SAME, (IV) THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE OWNERSHIP INTERESTS, GIVING OR WITHHOLDING WRITTEN CONSENTS

OF STOCKHOLDERS, CALLING SPECIAL MEETINGS OF STOCKHOLDERS AND VOTING AT SUCH MEETINGS), AND (V) THE RIGHT TO TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH LENDER MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT.  THE APPOINTMENT OF SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (X)  THE SECURED OBLIGATIONS HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS OF THE CREDIT AGREEMENT AND ANY OTHER RELATED AGREEMENTS OR ANY OTHER GOVERNING DOCUMENTATION, AS APPLICABLE, AND (Y) THE SECURED PARTY HAS NO FURTHER OBLIGATIONS UNDER THE CREDIT AGREEMENT, ANY OTHER RELATED AGREEMENTS OR ANY OTHER DOCUMENTS.  SUCH APPOINTMENT OF SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN THE OPERATING AGREEMENT OR OTHER ORGANIZATIONAL DOCUMENTS OF THE RELEVANT ENTITIES.

(b)           Upon exercise of the proxy set forth herein, all prior proxies given by any Pledgor with respect to any of the Pledged Collateral or any of the Ownership Interests, as applicable (other than to Secured Party or otherwise under the Credit Agreement) are hereby revoked, and no subsequent proxies (other than to Secured Party or otherwise under the Credit Agreement) will be given with respect to any of the Pledged Collateral or any of the Ownership Interests, as applicable.  Secured Party, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Collateral and/or the Ownership Interests at any and all times, including, but not limited to, at any meeting of shareholders, partners or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith.  To the fullest extent permitted by applicable law, Secured Party shall have no agency, fiduciary or other implied duties to any Credit Party or any other party when acting in its capacity as such proxy or attorney-in-fact.  To the extent permitted by applicable law, Pledgor hereby waives and releases any claims that it may otherwise have against Secured Party with respect to any breach or alleged breach of any such agency, fiduciary or other duty.  Notwithstanding the foregoing appointment of Secured Party as proxy and attorney-in-fact, Secured Party shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

(c)           Pledgor agrees to the maximum extent permitted by applicable law that after and during the continuation of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force except for a defense that no Event of Default has occurred in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies except for a defense that no Event of Default has occurred. No failure or delay on the part of Secured Party to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Secured Party with respect to any such remedies shall operate as a waiver thereof, or limit or impair Secured Party’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

(d)           Pledgor further agrees that a breach of any of the covenants contained in this Section 6 will cause irreparable injury to Secured Party, that Secured Party shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 6 shall be specifically enforceable against Pledgor, and to the extent permitted by applicable law, Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the secured obligations under the Credit Agreement are not then due and payable.

7.            Additional Remedies Upon Event of Default.

Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, Secured Party shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 and under the other Credit Documents, the following rights and remedies:

(a)           Secured Party may, after 10 days’ advance notice to Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable.  Pledgor agrees that 10 days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Pledgor recognizes that Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Ownership Interests for their own account for investment and not with a view to the distribution or resale thereof; and

(b)           The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after Secured Party has made all deductions of reasonable expenses, including attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of Secured Party’s rights with respect to the Pledged Collateral, including in any Insolvency Proceeding, be applied against the Debt, whether or not all the same be then due and payable, as follows:

(i)            first, to the Debt and to reimburse Secured Party for reasonable out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ fees and legal expenses, incurred by Secured Party in connection with realizing on the Pledged Collateral or collection of any obligation of Pledgor under any of the Credit Documents, including advances made subsequent to an Event of Default by Secured Party for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Pledged Collateral, including advances for taxes, insurance and the like, and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale of or other realization on, any of the Pledged Collateral, in such order as Secured Party may determine in its discretion; and

(ii)           the balance, if any, as required by Law.

8.            Secured Party’s Duties.

The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

9.            No Waiver; Cumulative Remedies.

No failure to exercise, and no delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege.  No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.  The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Credit Documents or by Law, rule or regulation and Secured Party may enforce any one or more remedies hereunder successively or concurrently at its option.  To the extent permitted by applicable law, Pledgor waives any right to require Secured Party to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Debt or to pursue any remedy in Secured Party’s power.

10.         No Discharge Until Payment of the Debt.

The Liens given by, and the obligations of, Pledgor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission or delay, willful or otherwise, by Secured Party, or any other obligor on any of the Debt, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Pledgor or which would otherwise operate as a discharge of Pledgor as a matter of law or equity.  Without limiting the generality of the foregoing, Pledgor hereby consents to, and the Liens given by Pledgor hereunder shall not be diminished, terminated or otherwise similarly affected by any of the following at any time and from time to time:

(a)           Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Credit Document or any of the Debt and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Debt, any of the terms of the Credit Documents or any rights of Secured Party or any other Person with respect thereto;

(b)           Any increase, decrease or change in the amount, nature, type or purpose of any of the Debt (whether or not contemplated by the Credit Documents as presently constituted); any change in the time, manner, method or place of payment or performance of, or in any other term of, any of the Debt; any execution or delivery of any additional Credit Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Credit Document or any of the Debt;

(c)           Any failure to assert any breach of or default under any Credit Document or any of the Debt; any extensions of credit in excess of the amount committed under or contemplated by the Credit Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay or wrongful action in connection with any exercise or non-exercise, of any right or remedy against Pledgor or any other Person under or in connection with any Credit Document or any of the Debt; any refusal of payment or performance of any of the Debt, whether or not with any reservation of rights against Pledgor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Debt) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Debt or, if any collections are applied to Debt, any application to particular Debt;

(d)           Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss or impairment of, or any failure to protect, perfect or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay or wrongful action by Secured Party or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Secured Party or any other Person in respect of, any direct or indirect security for any of the Debt (including the Pledged Collateral).  As used in this Agreement, “direct or indirect security” for the Debt, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Debt, made by or on behalf of any Person;

(e)           Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, Pledgor, Borrower or any other Person; any Insolvency Proceeding with respect to Pledgor, Borrower or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Secured Party or Pledgor, Borrower or by any other Person in connection with any such proceeding;

(f)            Any defense, setoff or counterclaim which may at any time be available to or be asserted by Pledgor, Borrower or any other Person with respect to any Credit Document or any of the Debt; or any discharge by operation of law or release of Pledgor, Borrower or any other Person from the performance or observance of any Credit Document or any of the Debt; and

(g)           Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including Pledgor, excepting only full, strict and payment and performance of the Debt in full and termination of the Credit Agreement.

11.          Waivers.

To the extent permitted by applicable law, Pledgor hereby waives any and all defenses which Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and to the extent permitted by applicable law, Pledgor hereby waives any defense to or limitation on Pledgor’s obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section.  Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, Pledgor hereby further waives each of the following:

(a)           All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against Pledgor, including the following:  any notice of any event or circumstance described in the immediately preceding section; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor or protest under any Credit Document or any of the Debt; any notice of the incurrence of any Debt; any notice of any default or any failure on the part of Pledgor, Borrower or any other Person to comply with any Credit Document or any of the Debt or any requirement pertaining to any direct or indirect security for any of the Debt; and any notice or other information pertaining to the business, operations, condition (financial or otherwise) or prospects of Borrower or any other Person;

(b)           Any right to any marshalling of assets, to the filing of any claim against Pledgor, Borrower, or any other Person in the event of any Insolvency Proceeding, or to the exercise against Pledgor, Borrower or any other Person of any other right or remedy under or in connection with any Credit Document or any of the Debt or any direct or indirect security for any of the Debt; any requirement of promptness or diligence on the part of Secured Party or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Credit Document or any of the Debt or any direct or indirect security for any of the Debt; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Credit Document, and any requirement that Pledgor receive notice of any such acceptance; and

(c)           Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by Secured Party (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Debt), which results in denial or impairment of the right of Secured Party to seek a deficiency against Borrower or any other Person or which otherwise discharges or impairs any of the Debt.

12.          Taxes.

(a)           No Deductions.  All payments and collections made by or from Pledgor under this Agreement shall be made or received free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of Secured Party and all income and franchise taxes of the United States applicable to Secured Party (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If Pledgor shall be required by Law to deduct any Taxes from or in respect of any sum payable or any collection made under this Agreement, (i) the sum payable or collectable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable or collectable under this Subsection) Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Pledgor shall make such deductions and (iii) Pledgor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law;

(b)           Stamp Taxes.  In addition, Pledgor acknowledges that the Pledged Collateral of Pledgor secures payment of all present and future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment or collection made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”);

(c)           Indemnification for Taxes Paid by Secured Party.  Pledgor acknowledges that the Pledged Collateral secures the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 12) paid by Secured Party and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted;

(d)           Certificate.  In the event Pledgor pays any Taxes or Other Taxes, within 30 days after the date of any such payment, Pledgor shall furnish to Secured Party, the original or a certified copy of a receipt evidencing payment thereof; and

(e)           Survival.  Without prejudice to the survival of any other agreement of Pledgor hereunder, the agreements and obligations of Pledgor contained in clauses (a) through (d) shall survive the payment in full of principal and interest under any Note, the termination of the Revolving Credit Commitments and the termination of the Credit Agreement.

13.          Judgment Currency.

(a)           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Agreement in any currency (the “Original Currency”) into another currency (the “Other Currency”), Pledgor hereby agrees, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Secured Party could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given; and

(b)           The obligation of Pledgor in respect of any sum due from Pledgor to Secured Party under this Agreement shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the business day (being a day on which Secured Party is open for business at its principal office in the United States) following receipt by Secured Party of any sum adjudged to be so due in such Other Currency, Secured Party may in accordance with normal banking procedures purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to Secured Party in the Original Currency, Pledgor agrees, as a separate obligation and notwithstanding any such judgment or payment, that Pledged Collateral secures payment to Secured Party to indemnify it against such loss.

14.          Waiver of Sovereign Immunity.

To the extent that Pledgor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, and to the extent permitted by applicable law, Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and any other document or agreement executed or given in connection therewith, and Pledgor agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

15.          Assignment.

All rights of Secured Party under this Agreement shall inure to the benefit of its successors and assigns.  All obligations of Pledgor shall bind its successors and assigns; provided, however, Pledgor may not assign or transfer any of its rights and obligations hereunder or any interest herein.

16.          Severability.

Any provision (or portion thereof) of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof or portions thereof.

17.          Governing Law.

This Agreement shall be deemed a contract under the Laws of the State of New York and shall, pursuant to New York General Obligations Law Section 5-1401, for all purposes be construed and enforced in accordance with, and governed by the laws of the State of, New York, except to the extent of any provision of the Code which applies the law of the jurisdiction in which the Pledged Collateral is located; provided, however, that in no event shall this Section be applied or interpreted to defeat a perfected security interest in the Pledged Collateral that would be valid under an otherwise applicable law.

18.          Notices.

All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth below or in accordance with any subsequent unrevoked written direction from any party to the others.  All notices shall, except as otherwise expressly herein provided, be effective in the case of telex or facsimile, when received, in the case of hand delivered notice, when hand delivered, or in the case of telephone when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex.

Secured Party:

Siemens First Capital Commercial Finance, LLC
3520 N.W. 58th Street
Oklahoma City, OK 73112
Attention: Lee Elmore, Senior Vice President
Telecopier No.:  405-917-9660

with a copy to:

Buchanan Ingersoll & Rooney PC
One Oxford Centre
301 Grant Street, 20th Floor
Pittsburgh, PA 15219
Attention: Hugh G. Van der Veer
Telecopier No.: 412-562-1041

Pledgor:
Alarm Funding, LLC
800 Connecticut Avenue
Suite E-403
Norwalk, CT 06854
Attention: Westin Lovy
Telecopier No.: 203-656-1994

with a copy to:

Hanson Bridgett LLP
425 Market Street, 26th Floor
San Francisco, CA  94105
Attention: Michael Y. Lateef, Esq.
Telecopier No. 415-995-3467

19.          Specific Performance.

Pledgor acknowledges and agrees that, in addition to the other rights of Secured Party hereunder and under the other Credit Documents, because Secured Party’s remedies at law for failure of Pledgor to comply with the provisions hereof relating to Secured Party’s rights:  (a) to inspect the books and records related to the Pledged Collateral, (b) to receive the various notifications Pledgor is required to deliver hereunder, (c) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (d) to enforce the provisions hereof pursuant to which Pledgor has appointed Secured Party its attorney-in-fact, and (e) to enforce Secured Party’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, Pledgor agrees that each such provision hereof may be specifically enforced.

20.          Voting Rights in Respect of the Pledged Collateral.

(a)           So long as no Event of Default shall occur and be continuing under the Credit Agreement, Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Credit Documents; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have a material adverse effect on the position or interest of Secured Party with respect to the Pledged Collateral; and

(b)           Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends in respect of its interests in the Ownership Interests to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and other distributions paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of Borrower; and (C) cash paid, payable or otherwise distributed, in respect of the redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien of Secured Party; and (ii) all dividends (other than such cash dividends as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to Secured Party to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).  Without limiting the generality of the foregoing and in addition thereto, except as otherwise permitted by the Credit Agreement in connection with the Equity Raise and/or the Equity Incentive Issuance, Pledgor shall not vote to enable, or take any other action to permit, Company to issue any Ownership Interests of any nature or to issue any other Ownership Interests convertible into or granting the right to purchase or exchange for any Ownership Interests of any nature of Company or to enter into any agreement or undertaking restricting the right or ability of Pledgor or Secured Party to sell, assign or transfer any of the Pledged Collateral.

21.          Consent to Jurisdiction.

Pledgor and Company hereby irrevocably submit to the nonexclusive jurisdiction of any New York state or federal court sitting in New York City, New York, in any action or proceeding arising out of or relating to this Agreement, and Pledgor and Company hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court.  Pledgor and Company hereby waive to the fullest extent it may effectively do so under applicable law, the defense of an inconvenient forum to the maintenance of any such action or proceeding.  Pledgor and Company hereby appoint the process agent identified below (the “Process Agent”) as its agent to receive on behalf of each such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding.  Such service may be made by mailing or delivering a copy of such process to Pledgor or Company in care of the Process Agent at the Process Agent’s address, and Pledgor and Company hereby authorize and direct the Process Agent to receive such service on its behalf.  Pledgor and Company agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided by law, rule or regulation.  Pledgor and Company further agree that it shall, for so long as any Commitment or any obligation of Borrower to the Lenders remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 21. The Process Agent is Alarm Funding, LLC, c/o Managing Director, with an office on the date hereof at 800 Connecticut Avenue, Suite E-403, Norwalk, CT  06854 United States.  Pledgor and Company shall produce to Secured Party evidence of the acceptance by Process Agent of such appointment.

22.          Waiver of Jury Trial.

EXCEPT AS PROHIBITED BY LAW, PLEDGOR AND COMPANY HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

23.          Subrogation.

Pledgor shall not exercise any rights against Company arising in connection with the Debt (including rights of subrogation, contribution, and the like) until the Debt has been paid in full and the Credit Agreement has been terminated.  If any amount shall be paid to Pledgor by or on behalf of Company by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to Company for the benefit of, and shall be held in trust for the benefit of, Agent and the Lenders and shall forthwith be paid to Agent to be credited and applied upon the Debt, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

24.          Entire Agreement; Amendments.

This Agreement constitutes the entire agreement among the parties with respect to the subject matter and supersedes all prior agreements relating to a grant of a Lien in the Pledged

Collateral by Pledgor to Secured Party, but solely to the extent irreconcilably inconsistent with this Agreement.  This Agreement may not be amended or supplemented except by a writing signed by Secured Party and Pledgor.

25.          Counterparts; Telecopy Signatures.

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which when taken together shall constitute but one and the same agreement.  Pledgor acknowledges and agrees that a telecopy transmission to the Secured Party of the signature pages hereof purporting to be signed on behalf of Pledgor shall constitute effective and binding execution and delivery hereof by Pledgor.

26.          Descriptive Headings.

The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

27.          Non-Recourse to Pledgor.

Notwithstanding anything in this Agreement, except for Pledgor’s covenants herein, the maximum liability of Pledgor to the Secured Party or Lenders pursuant to this Agreement regarding any Obligation, Debt or Event of Default shall be limited to the Ownership Interest of Pledgor in Company and Pledgor shall not be liable pursuant to this Agreement for any Obligation, Debt or other monetary damage, loss, cost or expense of Secured Party, Lenders or any other Person; provided, however, in the event Pledgor breaches this Agreement, Pledgor shall be liable for all reasonable damages, losses, costs and expenses to Secured Party caused by any such breach.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO PLEDGE AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have caused this Agreement to be duly executed as of the date first above written.

SECURED PARTY:		PLEDGOR:

SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, as Agent		ALARM FUNDING, LLC, a Delaware limited liability company

By:	/ s / Anthony Casciano	By:	/ s / Westin Lovy
Name: Anthony Casciano			Westin Lovy, Managing Director
Title: Senior Vice President

and

By:	/ s / Matthew R. Begley
Name: Matthew R. Begley
Title: President

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement, dated as of October 20, 2010, made by ALARM FUNDING, LLC, a Delaware limited liability company (“Pledgor”) for the benefit of SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as Secured Party (the “Pledge Agreement”).  Company, intending to be legally bound, agrees for the benefit of Secured Party and Lenders as follows:

1.             Company will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to Company, including those terms in Sections 21 and 22 of the Pledge Agreement.

2.             Company will notify Secured Party promptly in writing of the occurrence of any of the events described in Section 5(g) of the Pledge Agreement.

3.             The terms of Section 3 of the Pledge Agreement shall apply to Company, mutatis mutandis, with respect to all actions that may facilitate, in the reasonable judgment of Secured Party, the carrying out of Section 3 of the Pledge Agreement.

4.             To the extent that Company has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, and to the extent permitted by applicable law, Company hereby irrevocably waives such immunity in respect of its obligations under the Pledge Agreement and any other document or agreement executed in connection therewith, and Company agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

5.             Company acknowledges and agrees that any notices sent to Pledgor regarding any of the Pledged Collateral shall also be sent to Secured Party in the manner and at the address of Secured Party as indicated in Section 18 of the Pledge Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound, Company has caused this Acknowledgement and Consent to be duly executed as of the date first above written.

CASTLEROCK SECURITY HOLDINGS, INC.,
a Delaware corporation

By:	/ s / Brian E. Johnson
Name: Brian E. Johnson
Title: President

Address for Notices:
2101 S. Arlington Heights Road, Suite 150 Arlington Heights, IL 60005 Attention: Brian E. Johnson Fax: 847-890-6688

SCHEDULE A
TO
PLEDGE AGREEMENT

Description of Pledged Collateral

Pledgor and Pledgor’s jurisdiction of formation	Pledged Collateral	Type and Amount of Ownership

Alarm Funding, LLC, a Delaware limited liability company	CastleRock Security Holdings, Inc., a Delaware corporation	2,262,000 shares of common stock, representing 94.25% of the outstanding capital stock

Shareholder Agreements:

Contribution Agreement dated September 24, 2010

Right of First Refusal Agreement dated September 24, 2010